Exhibit 99.1

BRISHLIN RESOURCES, INC.
5525 Erindale Drive, Suite 201
Colorado Springs, CO 80918

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS & PROXY STATEMENT
SEPTEMBER 8, 2008

To the Shareholders of Brishlin Resources, Inc.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of the shareholders of Brishlin Resources, Inc. (“Brishlin” or the “Company”) will be held at the offices of the Company located at 5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918 on the 8th day of September, 2008 at 10 o’clock, a.m. Mountain Time for the following purposes:

         1.        To consider and vote on a proposal to amend the Articles of Incorporation of the Company to effect a reverse split of the outstanding shares of the common stock of the Company, pursuant to which each ten shares of the Company’s pre-split common stock issued and outstanding as of the effective date of the reverse split will be exchanged for one share of the Company’s post-split common stock;

         2.        To consider and vote on a proposal to amend the Articles of Incorporation of the Company to change the name of the Company to Synergy Resources Corporation; and

         3.        To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

        The Board of Directors of the Company (the “Board”) has unanimously approved the foregoing proposals and recommends that you vote in favor of the proposals. Whether or not you are personally able to attend the meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.

        The Board has fixed the close of business on August 27th, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Shares of the common stock of the Company may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

        The Board cordially invites you to attend the Special Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals.

By Order of the Board of Directors

_____________________________
Bill M. Conrad, Secretary
August 28th, 2008

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. THEREFORE, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

        The Board of Directors (the “Board”) of Brishlin Resources, Inc., a Colorado corporation (“Brishlin”, the “Company”, “we” or “our”), is soliciting proxies to be used at a Special Meeting of Shareholders of the Company to be held at our offices located at 5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918 on the 8th day of September, 2008 at 10 o’clock, a.m. Mountain Time (the “Special Meeting”) for the following purposes:

         1.        To consider and vote on a proposal to give the Board discretion to affect a reverse split of the outstanding shares of the common stock of the Company, pursuant to which each ten shares of the pre-split common stock issued and outstanding as of the effective date of the reverse split will be combined into one share of post-split common stock (the “Reverse Split”);

         2.        To consider and vote on a proposal to give the Board discretion to amend the Articles of Incorporation in order to change the name of the Company to Synergy Resources Corporation (the “Name Change”) and make other changes necessary to facilitate the foregoing proposals; and

         3.        To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

        If each of the proposals are approved, and subject to the discretion solicited at the Special Meeting, the Board intends to execute Articles of Amendment to the Articles of Incorporation of the Company at such time as is appropriate to affect the Name Change.

Background of the Proposals

        On August 27, 2008, the Company entered into an Agreement to Exchange Common Stock (the “Share Exchange Agreement”) with certain shareholders of Synergy Resources Corporation (the “Synergy Shareholders”). Upon the closing of the Share Exchange Agreement, Brishlin would acquire approximately 8,935,000 shares of the outstanding common stock of Synergy Resources Corporation from the Synergy Shareholders in exchange for 8,935,000 shares of post-split common stock of Brishlin (the “Share Exchange”). Synergy Resources would become a wholly-owned subsidiary of Brishlin. Under the terms of the Share Exchange Agreement, Brishlin will also issue substitute warrants and options to acquire shares of Brishlin common stock to certain Synergy Shareholders in exchange for Synergy warrants and options. Brishlin also will declare a dividend to its shareholders of record as of the closing consisting of one warrant to purchase one share of common stock for each post-split share of common stock outstanding, pending satisfaction of certain regulatory requirements, including obtaining an effective registration statement with the U.S. Securities and Exchange Commission. The proposals to affect the Reverse Split and amend the Company’s Articles of Incorporation are conditions of the Share Exchange. In the event that the Share Exchange transaction is not or likely will not be completed, the Company will not amend its Articles of Incorporation.

        The Board believes it is in the best interest of the Company and its shareholders to consummate the Share Exchange with the Synergy Shareholders. A consummation of the Share Exchange will allow Brishlin Resources, Inc. to accelerate its business plan by utilizing the long-term relationships, previously established by the current Synergy management, in order to obtain necessary leases and drill sites in an area that has long been sought after by current management. This area known as the D-J Basin has many positive attributes including a high drilling success rate and a quick drilling cycle. Most producing areas throughout the country are much less predictable and require much greater time and expense than in the D-J Basin. Synergy’s management believes that they can obtain more than sufficient drilling opportunities in the basin to create significant value for shareholders.

        The capitalization of Brishlin before and after the Reverse Split and subsequent to the Share Exchange is as follows:

Brishlin shares outstanding prior to the Reverse Split:	10,380,000

Brishlin shares outstanding after the Reverse Split:	1,038,000	*

Brishlin shares to be issued in the Share Exchange	8,935,000

Brishlin shares outstanding after the Share Exchange:	9,973,000	**

*   does not account for shares which may be issued as a result of rounding fractions up to the nearest whole share

**   excludes 5,035,000 warrants and options to purchase shares of common stock to be issued to Synergy Shareholders and the warrants to be issued as a dividend to Brishlin shareholders

The effect of the Reverse Split and the Share Exchange will result in a change of control of the Company. Following the Share Exchange, certain of the Synergy Resources principals will be appointed as directors and our present executive officers, Raymond McElhaney and Bill Conrad, will resign. The Company will subsequently enter into consulting agreements with Messrs. McElhaney and Conrad.

        The Share Exchange Agreement may be terminated by either party if the Share Exchange is not completed on or before September 15, 2008. The Share Exchange Agreement may also be terminated if there has been a material misrepresentation, breach of warranty or breach of covenant by the other party.

About Synergy Resources Corporation

        Synergy Resources Corporation is a development stage oil and gas exploration company positioned for growth through plans for an aggressive program of drilling oil and gas wells in proven areas with a relatively predictable return and low risk history. Synergy will concentrate its initial efforts in a very prolific oil and gas producing area where management has long term hands-on experience known as the Denver-Julesburg Basin commonly referred to as the D-J Basin. Synergy’s management team has 25 plus years of experience in the drilling, producing, distribution and operations of oil and gas properties.

    Mr. Edward Holloway will become President and Chief Executive Officer. Mr. Holloway has been a leading oil and gas executive in the Rocky Mountain region for over 25 years. He co-founded Cache Exploration Inc., an oil and gas company that drilled over 300 wells, and sold its assets to LYCO Energy Corporation in 1987. He rebuilt Cache Exploration and sold the entire company to Southwest Energy a decade later. He then co-founded Petroleum Management, LLC and Petroleum Exploration & Management, LLC. Collectively, these companies distribute over 25 million gallons of fuel annually and own/operate over 70 oil and gas properties throughout Colorado and Wyoming. Mr. Holloway has particular expertise in the Denver-Julesburg Basin, having served on the Board of the Denver-Julesburg Petroleum Association.

    Mr. William E. Scaff, Jr. will become the Vice-President and Chief Operating Officer. Mr. Scaff has over 20 years experience in all aspects of oil and gas finance, exploration, production and marketing. Previously, he oversaw financial and credit transactions for Dresser Industries, a Fortune 50 oilfield equipment company. After serving as an executive with TOTAL Petroleum, Mr. Scaff co-founded Petroleum Management, LLC, in 1997 and Petroleum Exploration & Management, LLC in 2001. Over the past decade, these companies have achieved significant success and have operated oil and gas properties as partners with some of the world’s largest energy companies. He is a recognized leader in oil field management and in operating wells to maximum efficiency and longevity. Mr. Scaff is on the Board of Trustees of the Colorado/Wyoming Petroleum Marketers Association.

Solicitation, Record Date and Voting Procedures

        The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Special Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Special Meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

        The close of business on August 27th, 2008 has been fixed as the record date (the “Record Date”) for determining the holders of shares of our capital stock entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, we had 10,380,000 shares of common stock outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting of thirty-three and one third percent (33 1/3%) of these shares of common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. On all matters, each outstanding share of common stock on the Record Date is entitled to one vote.

        Under the Colorado Business Corporations Act (“CBCA”), an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether shareholders’ approval of that matter has been obtained.

        All matters to be acted upon by the shareholders at the Special Meeting will require the affirmative vote of a majority of the votes cast at the Special Meeting. With respect to such matters, abstentions and broker non-votes will not count “FOR” or “AGAINST” the proposal being presented.

The Proxy

        The persons named as proxyholders, Raymond E. McElhaney and Bill M. Conrad, currently serve as executive officers of the Company. All shares represented by each properly executed, unrevoked proxy received in time for the Special Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, shares of our common stock represented by the proxy will be voted as to each proposal for which no specification is given as follows: FOR the proposal to effect a reverse split of our common stock and FOR the amendment to the Articles of Incorporation to change the name of the Company. We presently do not know of any other business to be conducted at the Special Meeting.

Revocability of Proxy

        If the shares of common stock are held in your name, you may revoke your proxy at any time before the proxy card is voted by: (i) delivering to the Company (to the attention of Bill Conrad, our Corporate Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Special Meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Special Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Special Meeting.

PROPOSAL NO. 1

TO AFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

Overview

        The Board has approved a proposal to provide it discretion to affect the Reverse Split of all outstanding shares of our common stock at an exchange ratio of one for ten in order to consummate the Share Exchange. The Board has recommended that this proposal be presented to our shareholders for approval. You are now being asked to vote to affect this Reverse Split such that each ten (10) outstanding shares of our common stock will be combined into one (1) share of our common stock. If the shareholders approve this proposal, the Board will have the sole discretion to affect the Reverse Split at any time. Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share and such holder will have voting power relating to such rounded fractional share(s). The Board believes that shareholder approval of this discretion provides the Board with flexibility to act if and when required under the terms of the Share Exchange Agreement and, therefore, is in the best interests of Brishlin and its shareholders.

        If approved by the shareholders, and subject to the discretion of the Board, the Reverse Split will become effective following the requisite 10-day written notice to FINRA and any other necessary notification and upon notice to the shareholders by a press release and an 8-K filing with the Securities and Exchange Commission. In this event, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio of 1 for 10. Except for adjustments that may result from the rounding up of fractional shares, each shareholder will hold the same percentage of our outstanding common stock immediately following the Reverse Split as such shareholder held immediately prior to the Reverse Split. The par value of our common stock would remain unchanged at $0.001 per share.

Reason for the Reverse Split

        As discussed above, the Board believes that the Reverse Split is desirable to enable the Company to complete the Share Exchange.

Board Discretion to Implement the Reverse Split

        If the Reverse Split is approved by our shareholders, it will be affected, if at all, only upon a determination by the Board that the Reverse Split is necessary.

        Notwithstanding approval of the Reverse Split by the shareholders, the Board may, in its sole discretion, abandon the proposed Reverse Split if the Share Exchange is not consummated.

Effects of the Reverse Split

        After the effective date of the proposed Reverse Split, each shareholder will own a reduced number of shares of our common stock. However, the proposed Reverse Split will affect all of our shareholders equally and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the Reverse Split results in any of our shareholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the Reverse Split (other than as a result of the rounding of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Split. Each shareholder that owns fewer than ten shares of common stock or which holds a number of shares not divisible by 10 will have such shareholder’s fractional share rounded up to one share. The number of shareholders of record will not be affected by the proposed Reverse Split.

        Although the proposed Reverse Split will not affect the rights of shareholders or any shareholder’s proportionate equity interest in Brishlin, subject to the treatment of fractional shares, the number of authorized shares of common stock and preferred stock will not be reduced. This will increase significantly the ability of the Board to issue authorized and unissued shares without further shareholder action, including those shares to be issued as a result of the rounding of fractional shares and those to be issued in the Share Exchange. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock.

        Our common stock is currently quoted on the Over the Counter Bulletin Board under the symbol “BRSH”. The effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock split for companies in like circumstances is varied. It is possible that the per share price of our common stock after the reverse split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split.

        The Reverse Split may result in some shareholders owning what are known as “odd lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares.

Effective Date

        The proposed Reverse Split would become effective as of 5:00 p.m., Mountain Time on such date as determined by the Board. On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of common stock in accordance with the reverse stock split ratio.

Rounding of Fractional Shares

        No fractional shares of common stock will be issued as a result of the proposed Reverse Split. Instead, fractional shares will be rounded up to the nearest whole share. Shareholders who otherwise would be entitled to receive fractional shares will be entitled to receive one additional whole share. Holders who receive a whole share as a result of the rounding of any fractional shares after the effective date of the reverse split will have the same voting powers relating to such share as to any other shares of common stock.

Exchange of Stock Certificates

        As soon as practicable after the effective date, shareholders will be notified that the Reverse Split has been affected. Certificates of stock representing old shares may be exchanged for certificates representing new shares at the first time they are presented to the transfer agent for transfer after the proposal is implemented. However, there is no need for shareholders to deliver certificates to the transfer agent to exchange for new shares unless such shareholder will own less than one whole share after the split. For those shareholders holding fractional shares, you will receive a letter of transmittal from us specifying the procedures to follow to receive a new share certificate. Shareholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Accounting Consequences

        The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result and subject to adjustments for fractional shares rounded up to the nearest whole share, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Dissenters’ Rights or Appraisal Rights

        Under the CBCA, shareholders are not entitled to dissenters’ rights with respect to the Reverse Split or the Name Change, and we will not independently provide shareholders with any such right.

Material Federal U.S. Income Tax Consequences of the Reverse Split

        The following is a summary of important tax considerations of the proposed Reverse Split. It addresses only shareholders who hold the pre-reverse split shares and post-reverse split shares as capital assets.  It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-reverse split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, shareholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), shareholders who are subject to the alternative minimum tax provisions of the Code and shareholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation.  This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws.  Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split.  Each shareholder is advised to consult his or her tax advisor as to his or her own situation.

        The Reverse Split is intended to constitute a reorganization within the meaning of Section 368 of the Code.  Assuming the reverse split qualifies as a reorganization, a shareholder generally will not recognize gain or loss on the Reverse Split. The aggregate tax basis of the pre-reverse split shares will be allocated among the shares of the post-reverse split shares received on a pro-rata basis and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged. A holder of the pre-reverse split shares who have used the specific identification method to identify their basis in shares of common stock combined in the Reverse Split should consult their own tax advisors to determine their basis in the post-reverse split shares received.

        No gain or loss will be recognized by us as a result of the Reverse Split.

Required Vote

        The affirmative vote of a majority of shares cast at a meeting at which a quorum is present is required to approve the proposed Reverse Split. Abstentions and broker “non-votes” will not count “FOR” or “AGAINST” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE PROPOSAL TO AFFECT A
REVERSE STOCK SPLIT OF OUR COMMON STOCK.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Overview

        The Board has approved a proposal to give it discretion to amend our Articles of Incorporation to change the name of the Company to “Synergy Resources Corporation” subsequent to the Share Exchange. The Board has recommended that this proposal be presented to our shareholders for approval. You are now being asked to vote upon an amendment to our Articles of Incorporation to change the Company’s name. The Board believes that shareholder approval of the proposal provides the Board with flexibility to act if and when required under the terms of the Share Exchange Agreement and, therefore, is in the best interests of Brishlin and its shareholders.

Board Discretion to Implement the Name Change

        If the Name Change is approved by our shareholders, it will be affected, if at all, only as determined by the Board.

        Notwithstanding approval of the Name Change by the shareholders, the Board may, in its sole discretion, abandon the proposed Name Change if the Share Exchange is not consummated.

Effective Date

        The proposed Name Change would become effective at such time as we file an amendment to our Articles of Incorporation with the office of the Colorado Secretary of State.

Required Vote

        The affirmative vote of a majority of shares cast at a meeting at which a quorum is present is required to approve the amendment to the Articles of Incorporation to affect the Name Change. Abstentions and broker “non-votes” will not count “FOR” or “AGAINST” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO
CHANGE THE NAME OF THE COMPANY.

BRISHLIN RESOURCES, INC.
5525 Erindale Drive Suite 201
Colorado Springs, Colorado 80918

Proxy for Special Shareholder Meeting held September 8, 2008

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Raymond E. McElhaney or Bill M. Conrad as Proxy, with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the special meeting of shareholders of Brishlin Resources, Inc. (the “Company”) to be held September 8, 2008 at 10:00 a.m. (MDT), at 5525 Erindale Drive Suite 201, Colorado Springs, Colorado 80918, or any adjournments thereof, to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of common stock of the Company as the undersigned may otherwise be entitled to vote on the record date with all powers the undersigned would possess if personally present at the meeting, with respect to the matters set forth below and described in the Notice of the special meeting of shareholders, and the accompanying Proxy Statement of the Company. Please fax to: 719-260-8516 or mail to: 5525 Erindale Drive Suite 201, Colorado Springs, Colorado 80918

        Please indicate your voting preference by checking the desired item and returning to the Company.

1.	Approval to amend the Company’s Articles of Incorporation to effectuate a 10-to-1 reverse stock split of the Company’s outstanding common stock.

For ______                 Against ______                  Abstain ______

2.	Approval to amend the Company’s Articles of Incorporation to change the Company’s name to Synergy Resources Corporation.

For ______                 Against ______                  Abstain ______

        The Board of Directors recommends a vote FOR proposal 1and 2. This Proxy will be voted as specified by the shareholder, but if no choice is specified, it will be voted FOR Proposals 1 and 2.

        Note: The proxy holder is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournments and postponements thereof.

        Please sign exactly as your name appears on your certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ______________, 2008

Number of Shares Voted

Signature: _______________________________ Please Print or Type Your Name: ______________ _______________________________________	Signature: _______________________________ Please Print or Type Your Name: ______________ _______________________________________